UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35628 (Commission File Number)	20-0484934 (IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, CA 94551
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 13, 2015, the Agreement and Plan of Merger (the “Merger Agreement”) by and among Performant Financial Corporation (“Performant”), Premier Healthcare Exchange, Inc. (“PHX”), and the other parties thereto, pursuant to which Performant was to acquire PHX, was terminated. The closing under the Merger Agreement, originally announced on January 28, 2015, was subject to conditions, including among other things, Performant’s completion of a financing in the amount of approximately $130 million. The required financing has not occurred. Under the terms of the Merger Agreement, both Performant and PHX became entitled to unilaterally terminate the Merger Agreement if the closing had not occurred by February 12, 2015, and PHX has elected to exercise this right.

Amendments to the Credit Agreement, dated as of March 19, 2012 (as amended), by and among Performant’s wholly-owned subsidiary, Performant Business Services, as borrower, the financial institutions from time to time listed therein as lenders (“Lenders”) and Madison Capital Funding LLC, as agent for the Lenders, described in Performant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2015, became null and void when the financing and merger referred to above did not occur by February 12, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Hakan Orvell
Hakan Orvell Chief Financial Officer
Date: March 17, 2015

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